UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 8, 2005

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

The following press release was issued by Apollo Investment Corporation on March 8, 2005:

APOLLO INVESTMENT CORPORATION

ESTABLISHES $800 MILLION CREDIT FACILITY

New York, NY – March 8, 2005 - Apollo Investment Corporation (NASDAQ: AINV) announced today that it has received commitments from lenders for a five-year secured multi-currency revolving credit facility (the “Facility”) in the amount of $800,000,000. The Facility is expected to close on or before April 15, 2005. J.P. Morgan Securities Inc. has agreed to act as lead arranger for the syndication of the Facility. JPMorgan Chase Bank, N.A. will function as the administrative agent for the Facility.

“We are very pleased with the strong support we received from some of our relationship banks. We’ve created a credit facility of scale and duration that should provide Apollo Investment Corporation with the capital necessary to carry on its business plan through fiscal 2006,” said CEO Michael Gross.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally invested in middle-market private companies. From time to time, the Company may also invest in public companies. The Company expects to primarily invest in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212-515-3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	March 8, 2005